Exhibit 3.1.2

                                                                     20011041872
                                                                          $75.00
                                                              Secretary of State
                                                             02-27-2001 11:12:30

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

STOCK CHANGE

         Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is CapSource Financial, Inc.

         SECOND: The following amendment to the Articles of Incorporation was adopted on February 16, 2001, as prescribed by the Colorado Business Corporation Act, in the matter marked with an X below:

         _______ No shares have been issued or Directors Elected - Action by Incorporators

         _______ No shares have been issued but Directors Elected - Action by Directors

         _______ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

         ___X___ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

                Increase the authorized number of shares from 10,000,000 to 100,000,000.

         THIRD:       If changing corporate name, the name of the corporation is
                      ___________________.

         FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

         If these amendments are to have a delayed effective date, please list that date: _________________.
                (Not to exceed ninety (90) days from the date of filing)


                                        ___________________________________


                                        Signature /s/ Fred C. Boethling
                                                  ---------------------
                                        Title President
                                              ---------